UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 15, 2016 (January 11, 2016)

Date of Report (Date of earliest event reported)

ZERO GRAVITY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-55345	46-1779352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 NW Spanish River Boulevard, Suite 101, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 416-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise provided in this Current Report, all references to “we,” “us,” “our,” , “ZGSI” or the “Company” refers to the Registrant, Zero Gravity Solutions, Inc.

Item 1.01

Entry into a Material Definitive Agreement.

On January 11, 2016, the Company entered into a Reimbursable Space Act Agreement (the “SAA”) with the National Aeronautics and Space Administration Ames Research Center (“NASA” or “NASA ARC”). Pursuant to the SAA, NASA ARC will evaluate ZGSI’s nutrient delivery system for commercial agriculture and NASA applications and the potential development of new agricultural technologies and products. The primary objectives of the SAA are: (a) to establish the scientific basis for action of Company products; (b) to quantify the impact of Company products on plant growth and productivity; (c) to evaluate and test the impact of Company products on yield physiology of selected crops important to commercial agriculture and NASA applications; and (d) to evaluate and test the potential utility of Company products to NASA space biology and life support applications. The Company and NASA ARC will utilize the ground-based, controlled environment facilities and research personnel at NASA ARC to address a series of science-based inquires relevant to both ZGSI and NASA ARC. Initial study will be focused on the applications of the Company’s BAM-FX (Bio-Available Materials – Formula X) product. The scientific data generated from the studies will be jointly evaluated by the Company and NASA ARC to determine utility of the Company’s products to commercial agriculture and NASA applications.

The Company shall provide funding and reimbursement for the costs incurred by NASA ARC under the SAA, but shall own any resulting intellectual property created pursuant to the SAA, as more fully detailed in the SAA. Prior to NASA ARC’s initiation of work, the Company has agreed to pay NASA ARC a total of $373,750, which will serve as reimbursement for NASA ARC’s estimated expenses to carry out its responsibilities pursuant to the SAA. The SAA remains in effect until the completion of all obligations contemplated, or five (5) years from January 11, 2016, whichever comes first.

The Company, through its relationship with its Chief Science Officer, John Wayne Kennedy, was a party to a prior Space Act Agreement between Mr. Kennedy’s wholly owned entity, Zero Gravity Inc., and NASA ARC, which expired in 2014.

The foregoing is only a brief description of the material terms of the SAA and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to Exhibit 10.1 filed herewith.

Item 8.01.

Other Events.

On January 14, 2016, the Company issued a press release entitled “Zero Gravity Solutions, Inc. Signs Space Act Agreement with NASA Ames Research Center”. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

10.1	Reimbursable Space Act Agreement between the Company and The National Aeronautics and Space Administration Ames Research Center, dated January 11, 2016.
99.1	Press Release dated January 14, 2016 entitled “Zero Gravity Solutions, Inc. Signs Space Act Agreement with NASA Ames Research Center”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zero Gravity Solutions, Inc.

Date: January 15, 2016	By:	/s/Glenn Stinebaugh
Glenn Stinebaugh
Chief Executive Officer